UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the registrant  ☒
Filed by a party other than the registrant  ☐
Check the appropriate box:

☐	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))
☐	Definitive proxy statement
☒	Definitive additional materials
☐	Soliciting material under Rule 14a-12

New York Community Bancorp, Inc.

(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

From: SPECIMEN <id@proxyvote.com> Sent: Wednesday, May 25, 2022 11:23 AM To: Krause, Dominique x57356 Subject: #NYCB22PXY# NEW YORK COMMUNITY BANCORP, INC. Annual Meeting %R69219_ 0_0123456789012345_0000001% As an investor in this security, you have the right to vote on important issues. Make your voice heard now! Ways to Vote Go to ProxyVote.com Your Vote Counts! NEW YORK COMMUNITY BANCORP, INC. 2022 Annual Meeting June 1, 2022

Vote Common Shares by: May 31, 2022 Vote Plan Shares by: May 26, 2022 Control Number: 0123456789012345 Call 1-800-690-6903 This email represents the following share(s): NEW YORK COMMUNITY BANCORP INC 123,456,789,012.00000 NEW YORK COMMUNITY BANCORP, INC. 401K 123,456,789,012.00000 NYCB NON-QUALIFIED STOCK INCENTIVE PLAN 123,456,789,012.00000 NYCB - STOCK INCENTIVE PLAN 123,456,789,012.00000 NEW YORK COMMUNITY BANCORP-EXCHANGE 123,456,789,012.00000 RICHMOND COUNTY FINANCIAL 123,456,789,012.00000 NEW YORK COMMUNITY BANCORP, INC. 401K 123,456,789,012.00000 NEW YORK COMMUNITY BANCORP, INC. ESOP 123,456,789,012.00000 NYCB NON-QUALIFIED STOCK INCENTIVE PLAN 123,456,789,012.00000 Dear New York Community Bancorp, Inc. Shareholder: The proxy materials for the New York Community Bancorp, Inc. (the "Company") 2022 Annual Meeting of Shareholders are now available. This e-mail provides the information you need to view these materials online, cast your vote over the Internet, and (if desired) request a copy of the meeting materials. New York Community Bancorp, Inc.'s Board of Directors unanimously recommends that the Company's shareholders vote "FOR" the elections of directors, "FOR" the ratification of KPMG LLP as the Company's independent auditor, "FOR" an advisory vote to approve compensation for the executive officers, and "FOR” a proposal to amend the Amended and Restated Certificate of Incorporation in order to provide for shareholder action by written consent. The Board neither opposes nor recommends a vote on the shareholder proposal disclosed in the Proxy Statement. Your vote is very important. We urge you to take a moment now to follow the instructions provided in this e-mail and cast your vote. To view the Annual Meeting Materials, please go to the Internet site specified below.

Important Materials: Proxy Statement Annual Report 10-K Report Attend the Virtual Meeting For holders as of April 5, 2022 (c) 1997-2022 Broadridge Financial Solutions Inc. P.O. Box 1310, Brentwood, NY 11717 ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions Inc. CUSIP is a registered trademark of the American Bankers Association. All other registered marks belong to their respective owners. Email Settings | Terms and Conditions | Privacy Statement 3